    As filed with the Securities and Exchange Commission on July 21, 2000
                                                      Registration No. 333-04273
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 -------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 -------------

                            HILTON HOTELS CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                                         36-2058176
  (State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                      Identification No.)

      9336 Civic Center Drive
  Beverly Hills, California                                  90210
(Address of Principal Executive Offices)                  (Zip Code)

                                 -------------

                            1996 STOCK INCENTIVE PLAN
                    1996 CHIEF EXECUTIVE STOCK INCENTIVE PLAN
                            (Full title of the plans)

                                 -------------

                               Thomas E. Gallagher
                 Executive Vice President, Chief Administrative
                     Officer, General Counsel and Secretary
                            Hilton Hotels Corporation
                             9336 Civic Center Drive
                         Beverly Hills, California 90210
                     (Name and address of agent for service)

                                 (310) 278-4321
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

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                                                          Proposed              Proposed
                                                           Maximum               Maximum              Amount of
    Title of  Securities          Amount to be         Offering Price           Aggregate           Registration
      to be Registered           Registered (1)         Per Share (2)      Offering Price (2)            Fee
-------------------------------------------------------------------------------------------------------------------
Common Stock,
$2.50 par value per share           43,000,000 shares      $10.00             $430,000,000            $113,520
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
-----------------

(1) Additional number of shares authorized for issuance pursuant to the 1996 Stock Incentive Plan (the "Plan") of Hilton Hotels Corporation (the "Registrant"). Also registered hereunder are such additional number of shares of the Registrant's Common Stock ("Common Stock"), presently undeterminable, as may be necessary to satisfy the antidilution provisions of the Plan.


(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act"), and based on the average of the high and low prices of Registrant's Common Stock as reported on the New York Stock Exchange Composite Tape on July 17, 2000.


            INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENT

     The Registrant files this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 pursuant to Instruction E of Form S-8 and incorporates by reference the contents of the previous Registration Statement filed by the Registrant on Form S-8 (Registration No. 333-04273), (the "Original Form S-8"). The current registration of 43,000,000 shares of Common Stock will increase the number of shares registered for issuance under the Plan from 6,000,000 shares (as adjusted to give effect to the four-for-one stock split effected by the Registrant on September 19, 1996) to 49,000,000 shares. The Original Form S-8 also registered 1,500,000 shares of Common Stock (subsequently adjusted to 6,000,000 shares to give effect to the four-for-one stock split effected by the Registrant on September 19, 1996) under the 1996 Chief Executive Stock Incentive Plan.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     The legality of the securities registered hereby has been passed upon by Thomas E. Gallagher, Executive Vice President, Chief Administrative Officer, General Counsel and Secretary of the Registrant. Mr. Gallagher owns 13,002 shares of Common Stock of the Registrant.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS

     The following is a complete list of exhibits filed as part of this Registration Statement:

EXHIBIT
NUMBER
-------

4.1 Hilton Hotels Corporation 1996 Stock Incentive Plan, as amended and restated

4.2 Restated Certificate of Incorporation of Registrant, as amended (incorporated herein by reference from Exhibit 4.1 to Registrant's Registration Statement on Form S-3 (File No. 333-18523))

4.3 Amendment to Restated Certificate of Incorporation of Registrant (incorporated herein by reference from Exhibit 3.1 to Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1997)

4.4 Amendment to Restated Certificate of Incorporation of Registrant (incorporated herein by reference from Appendix F to Registrant's Registration Statement on Form S-4 (File No. 333-89437))

4.5 By-Laws of Registrant, as amended (incorporated herein by reference from Exhibit 4.2 to Registrant's Registration Statement on Form S-3 (File No. 333-18523))

4.6 Amendment to By-Laws of Registrant (incorporated herein by reference from Exhibit 3.4 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1998)

4.7 Amendment to By-Laws of Registrant (incorporated herein by reference from Appendix G to Registrant's Registration Statement on Form S-4 (File No. 333-89437))

5         Opinion of Thomas E. Gallagher

23        Consent of Arthur Andersen LLP

24        Power of Attorney (included on signature pages hereof)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills, State of California, on this 20th day of July, 2000.

                                        HILTON HOTELS CORPORATION


                                        By: /s/ MATTHEW J. HART
                                           --------------------------------
                                                  Matthew J. Hart
                                             Executive Vice President and
                                               Chief Financial Officer

                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act, this Post Effective Amendment No. 1 to Registration Statement on Form S-8 (as amended, the "Registration Statement") has been signed below as of the 20th day of July, 2000 by or on behalf of the following persons in the capacities indicated.

         Each such person, in so signing, also makes, constitutes and appoints Thomas E. Gallagher and Matthew J. Hart, or either of them, with full power of substitution and resubstitution, such person's true and lawful attorney-in-fact, in his or her name, place and stead to execute and cause to be filed with the Securities and Exchange Commission any or all amendments to this Registration Statement, with all exhibits and any and all documents required to be filed with respect thereto, and to do and perform each and every act and thing necessary to effectuate the same.


      /s/ STEPHEN F. BOLLENBACH                /s/ ROBERT M. LA FORGIA
 ------------------------------------     ------------------------------------
        Stephen F. Bollenbach                    Robert M. La Forgia
 President, Chief Executive Officer       Senior Vice President and Controller
            and Director                     (Chief Accounting Officer)


         /s/ A. STEVEN CROWN                   /s/ BENJAMIN V. LAMBERT
 ------------------------------------     ------------------------------------
           A. Steven Crown                       Benjamin V. Lambert
              Director                                Director


         /s/ PETER M. GEORGE                      /s/ JOHN H. MYERS
 ------------------------------------     ------------------------------------
           Peter M. George                          John H. Myers
              Director                                Director


       /s/ ARTHUR M. GOLDBERG                    /s/ JOHN L. NOTTER
 ------------------------------------     ------------------------------------
         Arthur M. Goldberg                        John L. Notter
              Director                                Director


         /s/ MATTHEW J. HART                     /s/ JUDY L. SHELTON
 ------------------------------------     ------------------------------------
           Matthew J. Hart                         Judy L. Shelton
    Executive Vice President and                      Director
       Chief Financial Officer


          /s/ BARRON HILTON                      /s/ DONNA F. TUTTLE
 ------------------------------------     ------------------------------------
            Barron Hilton                          Donna F. Tuttle
        Chairman of the Board                         Director


      /s/ DIETER H. HUCKESTEIN                 /s/ PETER V. UEBERROTH
 ------------------------------------     ------------------------------------
        Dieter H. Huckestein                     Peter V. Ueberroth
              Director                                Director


        /s/ ROBERT L. JOHNSON                   /s/ SAM D. YOUNG, JR.
 ------------------------------------     ------------------------------------
          Robert L. Johnson                       Sam D. Young, Jr.
              Director                                Director
                                      -5-